                                                                    EXHIBIT 99.2

                             JOINT FILER INFORMATION

                 Item                                 Information

Name:                                   Royal Bank of Canada

Address:                                200 Bay Street
                                        Toronto, Ontario
                                        Canada M5J 2J5

Date of Event Requiring Statement       August 27, 2012
(Month/Day/Year):

Issuer Name and Ticker or Trading       Invesco New York Quality
Symbol:                                 Municipal Securities (IQN)

Relationship of Reporting Person(s) to  10% Owner
Issuer:

If Amendment, Date Original Filed       Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              ROYAL BANK OF CANADA

                                        By: /s/ Peggy Dowdall-Logie
                                            -----------------------------------
                                            Name:  Peggyl Dowdall-Logie
                                            Title: Senior Vice President
                                            Date:  August 28, 2012

                                        By: /s/ Tom Smee
                                            -----------------------------------
                                            Name:  Tom Smee
                                            Title: Senior Vice President
                                            Date:  August 28, 2012